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                                                                    EXHIBIT 10.5


                               W. R. GRACE & CO.
                (formerly named Grace Specialty Chemicals, Inc.)

                   1998 STOCK PLAN FOR NONEMPLOYEE DIRECTORS

         1. Purposes. The purposes of this Plan are (a) to enable the Company to attract and retain the most highly qualified individuals to serve as Nonemployee Directors, (b) to link the compensation of Nonemployee Directors to the performance of the Common Stock, and (c) to unite the interests of Nonemployee Directors with those of the Company's shareholders.

         2. Definitions. When used in this Plan, the following terms shall have the meanings set forth in this section 2.

         Board of Directors: The Board of Directors of the Company.

         Common Stock: The common stock of the Company, par value $.01 per share, or such other class of shares or other securities or property as may be applicable pursuant to the provisions of section 7.

         Company: W. R. Grace & Co., a Delaware corporation formerly named Grace Specialty Chemicals, Inc.

         Fair Market Value: (a) The mean between the high and low sales prices of a share of Common Stock in New York Stock Exchange composite transactions for the applicable date, as reported in The Wall Street Journal or another newspaper of general circulation, or, if no sales of shares of Common Stock were reported for such date, for the next preceding date for which such sales were so reported, or (b) the fair market value of a share of Common Stock determined in accordance with any other reasonable method.

         Fee: A fee for attendance by a Nonemployee Director at a meeting of the Board of Directors or a committee thereof.

         issuance (or words of similar import): (a) The issuance of authorized but unissued Common Stock, (b) the transfer of issued Common Stock held by the Company or a Subsidiary, or (c) the delivery of Common Stock purchased for use under this Plan by an agent independent of the Company.

         Nonemployee Director: An individual who is (or was) a director of the Company and who is (or was) not employed by the Company or a Subsidiary while serving as a director of the Company.

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         Plan: The 1998 Stock Plan for Nonemployee Directors herein set forth, as the same may from time to time be amended.

         Retainer: An annual retainer for service as a Nonemployee Director or for service as the chair of a committee of the Board of Directors.

         service: Service as a Nonemployee Director. "To serve" has a correlative meaning.

         Service Period: A calendar year, or any other period designated by the Board of Directors, in respect of which a Nonemployee Director is to receive a Retainer and/or Fees.

         Subsidiary: A corporation (or other form of business association) of which shares (or other ownership interests) having 50% or more of the voting power regularly entitled to vote for directors (or equivalent management rights) are owned, directly or indirectly, by the Company.

         3. Eligibility and Participation. All Nonemployee Directors are eligible to participate in the Plan. Each Nonemployee Director will participate as described in section 5.

         4. Stock Subject to this Plan.

         (a) Subject to the provisions of paragraphs (b) and (c) of this section 4 and the provisions of section 7, the maximum number of shares of Common Stock that may be issued under this Plan shall be One Hundred Fifty Thousand (150,000) shares of Common Stock.

         (b) Authorized but unissued shares of Common Stock and issued shares of Common Stock held by the Company or a Subsidiary, whether acquired specifically for use under this Plan or otherwise, may be used for purposes of this Plan. In addition, shares of outstanding Common Stock purchased by an agent independent of the Company may be used under this Plan, in which case such shares shall be deemed issued under this Plan for purposes of paragraph (a) of this section 4.

         (c) If any shares of Common Stock issued pursuant to this Plan shall, after issuance, be reacquired by the Company or a Subsidiary from the recipient of such Common Stock, or from the estate of such recipient, for any reason, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this section 4 and may be issued pursuant to this Plan.

         5. Use of Common Stock Issued under this Plan. Shares of Common Stock may be issued under this Plan in respect of Fees and Retainers on such terms as may be fixed by the Board of Directors from time to time. All shares of Common Stock issued pursuant to this Plan shall be valued at not less than 100% of the Fair Market Value of

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such shares on the effective date of issuance of such shares, regardless of when such shares are actually issued.

         6. Payment and Deferral of Retainers and Fees.

         (a) Except as otherwise expressly set forth in this section 6, (i) a portion of any Retainer or Fee shall be payable in shares of Common Stock, with the balance being payable in cash, all in accordance with determinations made by the Board of Directors from time to time, and (ii) all payments shall be made as promptly as practicable following the conclusion of each Service Period.

         (b) Subject to and in conformity with such procedures as may be approved by the Board of Directors from time to time, a Nonemployee Director may elect to receive in shares of Common Stock all or any portion of any Retainer or Fee that would otherwise be payable in cash.

         (c) Not later than the day immediately preceding the first day of any Service Period, a Nonemployee Director may elect to defer all or any portion of the Common Stock or the cash payable in respect of any Retainer or Fee, as the case may be, for the next following Service Period. Such election shall be made in writing and, once made, shall be irrevocable.

         (d) (i) Any portion of a Retainer or Fee payable in cash and as to which a deferral election is made shall be payable to the Nonemployee Director or his or her heirs or beneficiaries in a lump sum or in installments (as specified by the Nonemployee Director in accordance with arrangements approved by the Board of Directors) following a date specified by the Nonemployee Director, which date shall in no event be earlier than such Nonemployee Director's termination from service. An interest equivalent on any amount so deferred shall be computed at such rate or rates as may be fixed by the Board of Directors from time to time.

         (ii) Any portion of a Retainer or Fee payable in Common Stock and as to which a deferral election is made shall be payable to the Nonemployee Director or his or her heirs or beneficiaries in a lump sum or in installments (as specified by the Nonemployee Director in accordance with arrangements approved by the Board of Directors) following a date specified by the Nonemployee Director, which date shall in no event be earlier than such Nonemployee Director's termination from service. The Common Stock shall be held in a trust established by the Company. Dividends paid on such Common Stock will be reinvested in Common Stock. The Nonemployee Director shall have the right to vote the Common Stock held in such trust, if, as and to the extent specified in the trust.

         (e) The terms of this Plan are intended to insure that the electing Nonemployee Director is not subject to income tax on any cash or Common Stock (including any cash or Common Stock that has been deferred) until such amounts are paid to the Nonemployee Director.

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         7. Adjustment Provisions.

         (a) In the event that any reclassification, split up or consolidation of the Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or for shares of the stock or other securities or property of any other corporation or person, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, the number, class and kind of shares that have not been issued pursuant to this Plan shall be equitably adjusted.

         (b) In the event that any spin off or other distribution of assets of the Company to its shareholders (including without limitation an extraordinary dividend) shall occur, the number, class and kind of shares that have not been issued pursuant to this Plan shall be equitably adjusted.

         8. Term. This Plan shall be deemed adopted and shall become effective on the date on which the Common Stock is distributed to the holders of common stock of W. R. Grace & Co., a Delaware corporation subsequently renamed "Sealed Air Corporation." No Common Stock shall be issued under this Plan after the tenth anniversary of such date.

         9. General Provisions.

         (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue to serve as a Nonemployee Director or to receive Retainers or Fees.

         (b) No shares of Common Stock shall be issued pursuant to this Plan unless and until all legal requirements applicable to the issuance of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance, the person or entity acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, in respect of such matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

         (c) No person, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan except as to such shares of Common Stock, if any, as shall have been issued to him or her. No rights to receive shares of Common Stock under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution. The only rights that may exist under this Plan shall be limited to those of an unsecured creditor of the Company.

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         (d) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to Nonemployee Directors that the Company now has or may hereafter put into effect.

         10. Amendments and Termination.

         (a) This Plan may be terminated, suspended or amended at any time by the Board of Directors upon the recommendation of its Compensation Committee; provided, however, that no amendment shall become effective without the approval of the shareholders of the Company to the extent shareholder approval is required by applicable law.

         (b) No termination, suspension or amendment of this Plan shall adversely affect any shares theretofore issued pursuant to this Plan.